Exhibit 1.1

VERIZON OWNER TRUST 2020-A
$1,600,000,000 ASSET BACKED NOTES
VERIZON ABS LLC
(DEPOSITOR)
CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS
(SPONSOR AND SERVICER)
UNDERWRITING AGREEMENT

January 21, 2020
BofA Securities, Inc.,
as an Underwriter and as a Representative
of the several Underwriters set forth
on Schedule I hereto
One Bryant Park, Floor 11
New York, New York 10036
Mizuho Securities USA LLC,
as an Underwriter and as a Representative
of the several Underwriters set forth
on Schedule I hereto
320 Park Avenue, 12th Floor
New York, New York 10022

MUFG Securities Americas Inc.,
as an Underwriter and as a Representative
of the several Underwriters set forth
on Schedule I hereto
1221 Avenue of the Americas, 6th Floor
New York, New York 10020

Wells Fargo Securities, LLC,
as an Underwriter and as a Representative
of the several Underwriters set forth
on Schedule I hereto
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

Ladies and Gentlemen:
SECTION 1.      Introduction. Verizon ABS LLC (the “Depositor”) proposes to cause Verizon Owner Trust 2020-A (the “Trust”) to issue $1,325,700,000 principal amount of its 1.85% Class A-1a Notes (the “Class A-1a Notes”), $100,000,000 principal amount of its One-Month LIBOR + 0.27% Class A-1b Notes (the “Class A-1b Notes” and together the with the Class A-1a Notes, the “Class A Notes”), $98,300,000 principal amount of its 1.98% Class B Notes (the “Class B Notes”), $76,000,000 principal amount of its 2.06% Class C Notes (the “Class C Notes” and together with the Class A Notes and the Class B Notes, the “Notes”) and the Depositor proposes to sell the Notes in the amounts as set forth on Schedule I to the several underwriters (each, an “Underwriter”), for whom BofA Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC are acting as representatives (collectively, the “Representatives”).  The Notes will be issued pursuant to an Indenture to be dated as of January 29, 2020 (the “Indenture”), between the Trust and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”).  The assets of the Trust will include, among other things, certain device payment plan agreements transferred to the Trust on the Closing Date (as defined below) (the “Initial Receivables”), and certain additional device payment plan agreements transferred to the Trust from time to time during the Revolving Period (the “Additional Receivables” and together with the Initial Receivables, the “Receivables”).  The Receivables and related property will be transferred to the Trust pursuant to a Transfer and Servicing Agreement to be dated as of January 29, 2020 (the “Transfer and Servicing Agreement”) among the Trust, the Depositor and Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless”), as servicer (in such capacity, the “Servicer”), as marketing agent (in such capacity, the “Marketing Agent”) and as custodian.  The Depositor will acquire the Receivables and related property pursuant to the terms of (i) the Originator Receivables Transfer Agreement to be dated as of January 29, 2020 (the “Originator Receivables Transfer Agreement”) between the Depositor and the various originators from time to time party thereto and (ii) the Master Trust Receivables Transfer Agreement to be dated as of January 29, 2020 (the “Master Trust Receivables Transfer Agreement”) among the Depositor, the Servicer and Verizon DPPA Master Trust (the “Master Trust”).  In addition, the Servicer will service the Receivables pursuant to the Transfer and Servicing Agreement and will agree to perform certain administrative tasks on behalf of the Trust pursuant to the Administration Agreement to be dated as of January 29, 2020 (the “Administration Agreement”) between the Trust and Verizon Wireless, as administrator.  Furthermore, Verizon Communications Inc. (“Verizon”) will enter into a Parent Support Agreement, acknowledged and agreed to by the Depositor, the Trust and the Indenture Trustee, to be dated as of January 29, 2020 and will guarantee the payment obligations of the Originators and Verizon Wireless, in its capacities as Servicer and Marketing Agent.  The Trust will contract for the review of the Receivables for compliance with the representations and warranties made about them in certain circumstances under an asset representations review agreement to be dated as of January 29, 2020 (the “Asset Representations Review Agreement”) among the Trust, the Servicer and Pentalpha Surveillance LLC, as asset representations reviewer (the “Asset Representations Reviewer”).
The Trust was formed by the Depositor pursuant to a trust agreement and will be governed by the Amended and Restated Trust Agreement (the “Trust Agreement”) to be dated as of January 29, 2020 between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”).  The Class A Certificate and the Class B Certificate (collectively, the “Certificates”), representing the equity interest in the Trust, will be issued to the Depositor pursuant to the Trust Agreement and held by the Depositor and the nominee of the Originators, which nominee is also the sole equityholder of the Master Trust.
Capitalized terms used but not otherwise defined in this Underwriting Agreement (this “Agreement”) are defined in Appendix A to the Transfer and Servicing Agreement or if not defined therein, then as defined in the Prospectus (as defined below).  As used herein, the term “Transaction Documents” refers to the Transfer and Servicing Agreement, the Indenture, the Originator Receivables Transfer Agreement, the Master Trust Receivables Transfer Agreement, the Trust Agreement, the Parent Support Agreement, the Marketing Agent Agency Agreement, the Account Control Agreement, the Administration Agreement, the Asset Representations Review Agreement, the Depository Agreement and the Cap Agreement.
At or prior to the time and date when the first Contract of Sale (as defined below) for the Notes was entered into by the Underwriters, which was 4:00 p.m. (New York time) on January 21, 2020 (the “Time of Sale”), the Depositor had prepared (i) the preliminary prospectus, dated

January 15, 2020  (subject to completion), filed with the Commission on January 15, 2020  pursuant to and in accordance with Rule 424(h) under the Act (“Rule 424(h)”) (the “Preliminary Prospectus”) and (ii) a free writing prospectus, dated January 15, 2020 , and filed with the Commission on January 15, 2020  pursuant to Rule 433 (the “Ratings Free Writing Prospectus” and, together with the Preliminary Prospectus and written communications constituting a bona fide electronic road show within the meaning of Rule 433(h) under the Securities Act of 1933, as amended (the “Securities Act”), the “Time of Sale Information”).  If, subsequent to the Time of Sale and prior to the Closing Date, such Time of Sale Information includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading and the Underwriters terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act) (“Contracts of Sale”) and enter into new Contracts of Sale with investors in the Notes, then the “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into such new Contract of Sale in an amended preliminary prospectus approved by the Depositor and the Representatives that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.
The Notes will be offered pursuant to the prospectus dated January 21, 2020 (as amended or supplemented and including all documents incorporated by reference in the prospectus, the “Prospectus”) relating to the Notes.
SECTION 2.       Representations and Warranties.   As a condition of the several obligations of the Underwriters to purchase the respective principal amount of each class of the Notes set forth opposite the name of such Underwriter on Schedule I, each of the Depositor and Verizon Wireless makes the representations and warranties set forth below to each of the Representatives and each of the Underwriters on and as of the date hereof.  To the extent a representation or warranty specifically relates to the Depositor, such representation or warranty is made by the Depositor and Verizon Wireless jointly, and to the extent a representation or warranty specifically relates solely to Verizon Wireless, such representation or warranty is only made by Verizon Wireless and not by the Depositor.
(i)                A shelf registration statement on Form SF‑3 (Registration No. 333-224598), including a form of prospectus, relating to the Notes has been filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2018, as amended by Pre-Effective Amendment No. 1 on June 29, 2018 and by Pre-Effective Amendment No. 2 on July 27, 2018, has been declared effective under the Securities Act, and is not proposed to be amended.
      For purposes of this Agreement, “Effective Time” with respect to the registration statement means, the date and time as of which such registration statement, or the most recent post‑effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or became effective upon filing pursuant to Rule 462(c).  “Effective Date” with respect to the registration statement means the date of the Effective Time thereof.

      The registration statement, as amended at its Effective Time, including all information incorporated by reference and deemed to be a part of such registration statement as of the Effective Time of such registration statement (if any) pursuant to Rule 430D under the Securities Act (“Rule 430D”), is hereinafter referred to as the “Registration Statement”.  Prior to the Time of Sale, the Depositor had prepared the Time of Sale Information.
      Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 10 of Form SF‑3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference in this Agreement to documents and schedules and other information which is “contained,” “included,” “stated,” “described” or “referred to” in the Registration Statement, Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents and schedules and other information, which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be.
(ii)            (A) On the Effective Date of the Registration Statement, the Registration Statement complied and (B) on the date of this Agreement, the Registration Statement complies in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), and at such times did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading; provided, however, that neither Verizon Wireless nor the Depositor makes any representation or warranty with respect to (A) any statements or omissions made in reliance upon and in conformity with information furnished to Verizon Wireless by or on behalf of the Underwriters specifically for use in the preparation thereof which information consists solely of the information set forth in the fifth and sixth paragraphs under the heading “Underwriting” in the Prospectus (the “Underwriters’ Information”) or (B) that part of the Registration Statement which shall constitute a Statement of Qualification under the Trust Indenture Act of 1939, as amended (the “1939 Act”) on Form T-1 (the “Form T-1”) of any Indenture Trustee.
(iii)               The Time of Sale Information, as of the Time of Sale, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither Verizon Wireless nor the Depositor makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.
(iv)            At the time of the filing of the Prospectus pursuant to Rule 424(b), the Prospectus did conform, and as of the Closing Date, the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not, or will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither Verizon Wireless nor the Depositor makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.
(v)            Since the respective dates of the Time of Sale Information there has not been (i) any material adverse change in the business, business prospects, properties, financial condition or results of operations of Verizon Wireless and its subsidiaries, including the Depositor and the Trust, taken as a whole or (ii) to the best of our knowledge, any development involving a prospective material adverse change in or affecting the Receivables or the servicing or origination business of Verizon Wireless, in each case, except as disclosed to the Representatives in writing prior to the date hereof.
(vi)            Other than the Time of Sale Information, certain Intex.cdi files relating to the Receivables, the Prospectus, the Bloomberg Screen filed with the Commission as a free writing prospectus (as defined in Rule 405 under the Securities Act) on January 21, 2020  (the “Bloomberg Screen”), the Trust (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act), including any document or other material which would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that would be required to be filed with the Commission, that constitutes an offer to sell or solicitation of any offer to buy the Notes.
(vii)            The Indenture has been duly qualified under the 1939 Act.
(viii)           Each of the Ratings Free Writing Prospectus and the Bloomberg Screen contained a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Securities Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Securities Act.
(ix)            The conditions to the use of a registration statement on Form SF-3 under the Securities Act, as set forth in the Registrant Requirements under General Instruction I.A., and the conditions of Rule 415 under the Securities Act, have been satisfied with respect to the Registration Statement. The conditions to the offering of the Notes on Form SF-3 under the Securities Act, as set forth in the Transaction Requirements under General Instruction I.B., will be satisfied as of the Closing Date with respect to the Registration Statement.  No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Securities Act.

(x)            The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (other than documents filed by Persons other than the Depositor), when they became or become effective under the Securities Act or were or are filed with the Commission under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.
(xi)            Neither the Trust nor the Depositor is required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”); nor shall either of them act, nor have either of them authorized nor will either of them authorize any Person to act, in a manner that would require either of them to register under the Investment Company Act.  The Trust will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) under the Investment Company Act, although additional exclusions or exemptions may also be available to the Trust.  The Trust is structured so as not to constitute a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
(xii)            None of the Trust, the Depositor or Verizon Wireless has received an order from the Commission, any state securities commission or any foreign government or agency thereof preventing or suspending the offering of the Notes, and to the best knowledge of the Depositor and Verizon Wireless, no such order has been issued and no proceedings for that purpose have been instituted.
(xiii)            Other than as contemplated by this Agreement or as disclosed in the Preliminary Prospectus and in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any of its Affiliates, any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(xiv)           The issuance and sale of the Notes have been duly authorized by all necessary trust and limited liability company action of the Trust and the Depositor, as applicable, and, when executed, authenticated and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Trust, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.
(xv)            Each of the Depositor and Verizon Wireless has been duly formed and is validly existing as a limited liability company or general partnership, as applicable, in good standing under the law of its jurisdiction of formation with full limited liability company or general partnership power, as the case may be, and authority to own, lease and operate its properties and assets and conduct its business as described in the

Preliminary Prospectus and the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the ability of the Depositor or Verizon Wireless to perform its respective obligations under this Agreement and the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents (a “Material Adverse Effect”), and has full limited liability company or general partnership power, as the case may be, and authority to execute and perform its obligations under this Agreement and the Transaction Documents to which it is a party.
(xvi)            The execution and delivery of this Agreement and the Transaction Documents to which the Depositor or Verizon Wireless, as applicable, is a party (i) have been duly authorized by all necessary limited liability company or general partnership action of the Depositor or Verizon Wireless, as applicable, (ii) have been (with respect to this Agreement) and have been or will be (with respect to the Transaction Documents) duly executed and delivered by the Depositor and Verizon Wireless and (iii) assuming due authorization, execution and delivery by the other parties thereto, will be legal, valid and binding agreements of the Depositor and Verizon Wireless, enforceable against the Depositor or Verizon Wireless in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.
(xvii)         The execution, delivery and performance by each of the Depositor and Verizon Wireless of this Agreement and each of the Transaction Documents to which it is a party, the issuance and sale of the Notes pursuant to this Agreement (subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws to various jurisdictions), and the consummation of the other transactions herein contemplated do not:
(1)            require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, except consents or filings that have been obtained or made or as may be required under the securities or “blue sky” laws of various jurisdictions,
(2)            conflict with or result in a breach or violation or acceleration of, or constitute a default under, any of their respective organizational documents, or any material indentures, mortgages, deeds of trust, leases or other agreements or instruments to which any of them is a party or by which any of them or their properties is bound,
(3)            result in a violation of or contravene the terms of any statute, governmental order or regulation applicable to any of them, or

(4)            result in the creation of any Lien upon any of their respective properties or assets (other than pursuant to the Transaction Documents), except where any failure to obtain consent or make any filing or any such conflict, breach, default, violation, contravention or creation would not have a Material Adverse Effect.
(xviii) Neither the Depositor nor Verizon Wireless is in violation of any term or provision of its governing documents, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other Governmental Authority or any arbitrator applicable to the Depositor or Verizon Wireless, the consequence of which violation, breach or default would have a Material Adverse Effect.
(xix)  Each of the Depositor and Verizon Wireless possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, the absence of which would have a Material Adverse Effect, and none of the Depositor or Verizon Wireless has received any notice of proceedings relating to the revocation or suspension of any such license, certificate, authorization or permit which, singly or in the aggregate, would be reasonably expected to have a Material Adverse Effect.
(xx)   No legal or governmental proceedings are pending (or, to the knowledge of Verizon Wireless, threatened) against the Depositor or Verizon Wireless except for such proceedings that would not be reasonably expected to, singly or in the aggregate, have a Material Adverse Effect.
(xxi)  No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Depositor or Verizon Wireless is a party or by which the Depositor or Verizon Wireless or any of its respective properties is bound, the consequence of which default would have a Material Adverse Effect.
(xxii) The Transaction Documents, the Notes and the Certificates conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and in the Prospectus.
(xxiii) Each of the Trust’s, the Depositor’s and Verizon Wireless’ representations and warranties in the Transaction Documents are true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation or warranty is true and correct in all respects) as of the date they are given therein and will be true and correct in all material respects on the Closing Date, and such representations and warranties are incorporated herein by reference.

(xxiv) None of the Depositor, Verizon Wireless or any of their Affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.
(xxv) The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto, will be validly issued and outstanding and entitled to the benefits of the Indenture.  As of the Closing Date, the Trust’s pledge of Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a valid security interest therein, subject to no prior lien, mortgage security interest, pledge, adverse claim, charge or other encumbrance, except as may be permitted by the Transaction Documents.
(xxvi) The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.
(xxvii) Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the issuance of the Notes have been or will have been paid at or prior to the Closing Date.
(xxviii) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
(xxix)        The Depositor was not, on the date on which the first bona fide offer of the Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Securities Act.
(xxx)            Verizon, on behalf of the Depositor and the Trust, has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and it has complied, and has caused the Depositor and the Trust, to comply, with each such representation; provided, that no failure to comply with any such representation shall constitute a breach of this clause (xxx) if (x) it would not have a material adverse effect on the Notes or (y) arises from a breach by any Underwriter of Section 4(a)(ix) hereof.  Verizon Wireless is the party responsible for compliance with Rule 17g-5 in connection with the issuance and monitoring of the credit ratings of the Notes.
(xxxi)            None of the Trust, the Depositor or Verizon Wireless has engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Notes other than a nationally recognized independent accounting firm acceptable to the Representatives (the “Accounting Firm”), and the only “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) obtained as a result of such engagement is the Report of Independent Accountants on Applying Agreed-Upon Procedures, dated January 10, 2020 (the “Accountant’s Due Diligence Report”), a copy of which has been made available to the Representatives at least one Business Day prior to the furnishing of such report on the Commission’s Next – Generation EDGAR System (“EDGAR”).  The Accountant’s Due Diligence Report is, as among the parties to this Agreement, deemed to have been obtained by the Trust pursuant to Rule 15Ga-2 of the Exchange Act.  The Trust or Verizon Wireless has complied with Rule 15Ga-2 under the Exchange Act with respect to any “third-party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) obtained, other than any breach arising from a breach by any Underwriter of the representation, warranty and covenant set forth in Section 4(a)(xi) hereof.  No portion of any Form ABS-15G furnished on EDGAR with respect to the transaction contemplated by this Agreement contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Servicers Modernization Act of 1999.
(xxxii)      Verizon Wireless has complied as of the date hereof and will comply as of the Closing Date, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. as in effect on the applicable date (the “Credit Risk Retention Rules”) in the manner described in the Preliminary Prospectus under the heading “Credit Risk Retention.”  Verizon Wireless determined the fair value of the Residual Interest disclosed in the Preliminary Prospectus under the heading “Credit Risk Retention,” and will determine the fair value of the Residual Interest on the Closing Date as required by Rule 4(c)(1)(ii) of the Credit Risk Retention Rules, based on its own valuation methodology, inputs and assumptions and is solely responsible for the valuation methodology, inputs and assumptions.
(xxxiii)      The Depositor has complied with Rule 193 of the Securities Act in connection with the offering of the Notes.
SECTION 3.      Purchase, Sale and Delivery of Notes.  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Depositor the respective principal amount of each class of the Notes set forth opposite the name of such Underwriter on Schedule I, at a purchase price (the “Purchase Price”) equal to the product of “Price %” as specified on Schedule II hereto and the principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I.  Delivery of and payment for the Notes shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at or about 11:00 a.m. (New York time) on January 29, 2020 (or at such other place and time on the same or other date as shall be agreed to in writing by the Representatives and the Depositor, the

“Closing Date”).  Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor.  The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive Notes representing the Notes will be available only under limited circumstances, as described in the Prospectus.
(b)            The Depositor hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a “Payment”) by or on behalf of the Underwriters of the aggregate Purchase Price for the Notes does not constitute closing of a purchase and sale of the Notes.  Only the execution and delivery, by electronic mail, verbal confirmation or otherwise, of a receipt for Notes by the Representatives, prior to the cut-off time for DTC settlement on the Closing Date, indicates completion of the closing of a purchase of the Notes from the Depositor.  Furthermore, in the event that the Underwriters make a Payment to the Depositor prior to the completion of the closing of a purchase of Notes, the Depositor hereby acknowledges that until the Representatives execute and deliver such receipt for the Notes prior to the cut-off time for DTC settlement on the Closing Date, the Depositor will not be entitled to the Payment and the Depositor shall return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand.  In the event that the closing of a purchase of Notes is not completed and the Payment is not returned by the Depositor to the Underwriters on the same day the Payment was received by the Depositor, the Depositor agrees to pay to the Underwriters in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters’ cost of financing as reasonably determined by the Representatives.
(c)            It is understood that any Representative or any Underwriter, individually, may (but shall not be obligated to) make Payments on behalf of any Underwriter or Underwriters for any of the Notes to be purchased by such Underwriter or Underwriters.  No such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.
SECTION 4.      Offering by Underwriters.  Upon the authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Prospectus.
(a)            Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Depositor and Verizon Wireless that:
(i)            other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act unless such Underwriter has obtained the prior written approval of Verizon Wireless and the Depositor; provided, however, each Underwriter may prepare and convey to one or more of its potential investors without the consent of Verizon Wireless, the Depositor or any of their respective affiliates one or more “written communications” (as defined in Rule 405 under the Securities Act) in the form of (a) information included in the Time of Sale Information, (b) information customarily included in confirmations of sales of securities and notices of allocations, (c) certain Intex.cdi files relating to the Receivables that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission, (d) information contemplated by Rule 134 under the Securities Act or (e) the Bloomberg Screen (each such other written communication enumerated in this Section 4(a)(i), an “Underwriter Free Writing Prospectus”).  As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information.  As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter;
(ii)            each Underwriter Free Writing Prospectus (taken as a whole, together with the Time of Sale Information and the Prospectus) prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such untrue statements or omissions were made in reliance upon and in conformity with information contained in the Preliminary Prospectus or the Prospectus or any written information furnished to the related Underwriter by Verizon Wireless or the Depositor specifically for use therein which information was not corrected by information subsequently provided by Verizon Wireless or the Depositor to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;
(iii)            each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Securities Act;
(iv)            each Underwriter Free Writing Prospectus prepared by it shall be delivered to Verizon Wireless and the Depositor no later than the time of first use and, unless otherwise agreed to by Verizon Wireless and the Depositor and the related Underwriter, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the date of first use (which shall be no earlier than the time that the Preliminary Prospectus is filed with the Commission); provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the first Business Day preceding such date of first use;

(v)               none of the information in each Underwriter Free Writing Prospectus will conflict with the information then contained in the Registration Statement or any prospectus that is a part thereof;
(vi)            such Underwriter will comply with all applicable legal requirements of the Securities Act and the Rules and Regulations with respect to the generation and use of Underwriter Free Writing Prospectuses in connection with the offering of the Notes;
(vii)             it did not enter into any Contract of Sale for any Notes prior to the Time of Sale;
(viii)            it has not and will not violate any applicable securities laws, or other applicable law in its offer or sale of any of the Notes within the United States or any other country or their respective territories or possessions;
(ix)            it has not provided as of the date of this Agreement, and covenants with the Depositor and Verizon Wireless that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), orally or in writing, any Rating Information without the same being provided to or communicated to the Depositor and Verizon Wireless to be posted to the website maintained by Verizon Wireless in connection with Rule 17g-5.  For purposes of this paragraph, “Rating Information” means any information, written or oral, provided to a nationally recognized statistical rating organization that would be material to the determination of the initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C));
(x)            it represents and agrees that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Notes, deliver the Time of Sale Information to each investor to whom Notes are sold by it during the period prior to the filing of the Prospectus (as notified to the Underwriters by the Depositor), prior to the consummation of any sale with respect to such investor;
(xi)            it has not engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the transaction contemplated by this Agreement; and
(xii)            it hereby makes the representations and agrees to the statements contained in Annex A hereto.
(b)            It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus.  If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority and other terms of sale hereunder and under such selling arrangements.

(c)            Prior to the Closing Date, the Representatives shall notify Verizon Wireless and the Depositor of (i) the date or dates on which the Preliminary Prospectus and the Ratings Free Writing Prospectus are first used and (ii) the time of the first Contract of Sale to which such Preliminary Prospectus relates.
(d)            If Verizon Wireless, the Depositor or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Securities Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the Contracts of Sale) made or prepared by the Depositor or such Underwriter contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Depositor or such Underwriter may prepare corrective information, with notice to the other party and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:
(i)                  adequate disclosure of the contractual arrangement;
(ii)               adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;
(iii)            adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and
(iv)            a meaningful ability to elect to terminate or not to terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.
SECTION 5.      Covenants of the Depositor and Verizon Wireless.  Each of the Depositor and Verizon Wireless covenants and agrees with the Underwriters:
(a)            To furnish to the Representatives copies of each Registration Statement as originally filed and each amendment thereto (in each case at least one of which will include all exhibits) and to furnish to the Underwriters as many copies of the Preliminary Prospectus and the Prospectus and all amendments and supplements to such documents, in each case as soon as practicable and in such quantities as the Underwriters reasonably request; provided that the Prospectus shall be furnished no later than the second Business Day preceding the Closing Date.  The Depositor or Verizon Wireless will pay the expenses of printing, reproducing and distributing to the Underwriters all such documents.
(b)            To advise the Representatives (i) promptly, in writing, of any proposal to amend or supplement the Registration Statement as filed, the Preliminary Prospectus or the Prospectus and to not effect any such amendment or supplement to which the Representatives shall reasonably object; and to also advise the Representatives promptly of any amendment or supplement of the Prospectus, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for any additional information, (iii) of the effectiveness of the Registration Statement, or of any amendment or supplement thereto or to the Preliminary Prospectus or the Prospectus, (iv) the issuance by the Commission or, if the Depositor or Verizon Wireless has any knowledge thereof, by any authority administering any applicable Laws, of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or any prevention or suspension of the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus or any proceedings or examinations that may lead to such an order or communication, as soon as practicable after the Depositor or Verizon Wireless, as applicable, is advised thereof.
(c)            If, during the period in which the Prospectus is required by federal securities law or regulation (in the opinion of counsel for the Representatives) to be delivered in connection with sales by any Underwriter or dealer, any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus, to notify the Representatives and promptly prepare (subject to the Representatives’ prior review pursuant to Section 5(b)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance; provided, that prior review by the Representatives will not be required to file an amendment or supplement under this Section 5(c) if the Depositor receives an opinion of counsel that such amendment is required to comply with the Securities Act.  Upon the Representatives’ request, the Depositor will prepare and furnish without charge to each Underwriter as many electronic copies as any of the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.  Neither the Underwriters’ consent to, nor the Underwriters’ distribution of, any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
(d)            The Depositor will use its best efforts to arrange for the qualification of the Notes for offering and sale in each jurisdiction as the Representatives shall reasonably request including, but not limited to, pursuant to applicable state securities or “blue sky” laws of certain states of the United States of America or other U.S. jurisdictions so designated, and the Depositor shall maintain such qualifications in effect for so long as may be necessary in order to complete the placement of the Notes; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Depositor will promptly advise the Representatives of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(e)            The Depositor will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(f)  Verizon Wireless and the Depositor shall (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding Verizon Wireless, the Depositor and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date in connection with its due diligence efforts regarding information in the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.
(g)  From the date hereof until the Closing Date, neither the Depositor nor Verizon Wireless will, without the prior written consent of the Representatives, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other asset-backed securities similar to the Notes.
(h)  Until the retirement of the Notes, neither the Depositor nor Verizon Wireless shall, nor cause the Trust to, be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
(i)  Until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, Verizon Wireless shall cause the Depositor to and the Depositor shall deliver to each of the Underwriters, through the Representatives, to the extent not otherwise available from any publicly available source, the annual certificate of compliance and the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to the Transaction Documents, as soon as such statements and reports are furnished to the Indenture Trustee.
(j)  So long as any of the Notes are outstanding, Verizon Wireless shall cause the Depositor to and the Depositor shall deliver to each of the Underwriters, through the Representatives: (i) all documents distributed to Noteholders, (ii) copies of all documents required to be filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (iii) from time to time, any other information concerning Verizon Wireless, the Depositor or the Trust as the Underwriters may reasonably request only insofar as such information reasonably relates to the Prospectus or the transactions contemplated by the Transaction Documents; provided, however, that neither Verizon Wireless nor the Depositor shall be obligated to provide copies of any of the foregoing items specified in this clause (j) if they are filed with the Commission on EDGAR or otherwise available through a Commission website.
(k)  On or before the Closing Date, Verizon Wireless and the Depositor (to the extent applicable) shall each cause their computer records relating to the Trust Property to be marked to show the Trust’s ownership of the Receivables, and from and after the Closing Date neither the Depositor nor Verizon Wireless shall take any action inconsistent with the Trust’s ownership of the Receivables, other than as permitted by the Transaction Documents.

(l)            To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or Verizon Wireless, as the case may be, the relevant party shall use its best efforts to furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.
(m)            To comply in all material respects with the representation made by it to each Rating Agency pursuant to paragraph (a)(3)(iii) of Rule 17g-5.
(n)            Neither the Depositor nor Verizon Wireless, as applicable, nor any of their respective Affiliates, nor any person acting on their behalf, will disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information and the Prospectus, unless the Depositor or Verizon Wireless, as applicable, has obtained the prior consent of the Representatives.
(o)            The Depositor will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b).  The Depositor will advise the Representatives promptly of any such filing pursuant to Rule 424(b) or deemed effectiveness pursuant to Rule 462.
(p)            The Depositor will file the certifications and the Transaction Documents necessary to satisfy the conditions for the offering of the Notes under Form SF-3 in the manner and within the time required by the General Instructions to Form SF-3.
SECTION 6.      Payment of Expenses.  Verizon Wireless will pay all expenses incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8 hereof, including: (a) the preparation of the Registration Statement as originally filed, and the preparation and printing of the Preliminary Prospectus and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of Verizon Wireless’, the Depositor’s and the Trust’s accountants, (e) the qualification of the Notes under state securities laws including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any “blue sky” survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of the Owner Trustee and its counsel, if any, (j) the fees and expenses of Morris James LLP, Delaware counsel to the Trust, (k) the fees and expenses of Verizon Wireless’ and the Depositor’s counsel, (l) the fees and disbursements of the Asset Representations Reviewer and its counsel, if any, (m) the reasonable fees and disbursements of counsel to the Representatives and the Underwriters, up to a maximum of $500,000 in the aggregate and (n) the reasonable fees and disbursements of counsel to the Cap Counterparty.  To the extent that the transactions contemplated by this agreement are consummated, Verizon Wireless shall only pay the fees and expenses described in clauses (a) through (n); provided that Verizon Wireless shall only be responsible for the reimbursement of expenses of the Representatives or the Underwriters set forth in clauses (a) through (n) to the extent that such expenses are incurred in accordance with Verizon’s expense reimbursement policies, a copy of which was previously delivered to the Representatives.  Neither Verizon Wireless nor the Depositor is responsible for any out-of-pocket expenses of the Representatives or the Underwriters in connection with the offering of the Notes.  Notwithstanding the foregoing, if for any reason the purchase of the Notes by the Underwriters is not consummated (other than (i) as a result of any Underwriter’s breach under Section 4 of this Agreement or (ii) pursuant to Section 10 hereof), Verizon Wireless will reimburse the Representatives and the Underwriters for all reasonable out-of-pocket expenses incurred by them in connection with the offering of the Notes; provided that such expenses are incurred in accordance with Verizon’s expense reimbursement policies.
SECTION 7.      Conditions of the Obligations of the Underwriters.  The several obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the performance by the Depositor and Verizon Wireless of their obligations hereunder, and to the following additional conditions precedent:
(a)  On the Closing Date, each of the Transaction Documents shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully conformed copy of the Notes and Certificates, and the Notes shall have been duly executed and delivered by the Trust and duly authenticated by the Indenture Trustee.  The Transaction Documents shall be substantially in the forms heretofore provided to the Representatives.
(b)  On or before the Closing Date, the Underwriters shall have received the Accountant’s Due Diligence Report and letters, dated as of the date of the Preliminary Prospectus and Prospectus, respectively, of the Accounting Firm, substantially in the form of the drafts to which the Representatives have agreed previously and otherwise substantially in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.
(c)  The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations; and, before the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.
(d)  Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus there shall not have been (i) any material adverse change in the business, business prospects, properties, financial condition, or results of operations of Verizon Wireless and its subsidiaries, including the Depositor and the Trust, taken as a whole, or (ii) any development involving a prospective material adverse change in or affecting the Receivables or the servicing or origination business of Verizon Wireless, in each case other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus.
(e)  The Underwriters shall have received an opinion or opinions of in-house counsel to the Depositor and Verizon Wireless, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(f)  The Underwriters shall have received an opinion or opinions of Morgan, Lewis & Bockius LLP, special counsel to the Depositor, Verizon Wireless and the Trust, addressed to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters, addressing (i) corporate, enforceability and securities law matters, (ii) the enforceability of the Notes, (iii) certain true sale and nonconsolidation bankruptcy matters, (iv) bankruptcy proceedings of Verizon Wireless with respect to preference matters, (v) bankruptcy proceedings of Verizon Wireless and the impact of Annual Upgrade Offers, (vi) certain security interest matters and (vii) certain United States federal income tax matters.
(g)  The Underwriters shall have received one or more negative assurance letters of Morgan, Lewis & Bockius LLP, counsel to the Trust, the Depositor and Verizon Wireless, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(h)  The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Richards, Layton & Finger, P.A., counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(i)  The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Morris James LLP, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(j)  The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Morris James LLP, special Delaware counsel for the Trust, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(k)  The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Morris James LLP, special Delaware counsel to the Depositor, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(l)  The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Morris James LLP, special Delaware counsel to the Master Trust, dated as of the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters.

(m)  The Underwriters shall have received an opinion or opinions, addressed to the Underwriters, of Bass, Berry & Sims PLC, counsel to the Asset Representations Reviewer, dated the Closing Date, and satisfactory in form and substance to the Representatives and counsel to the Underwriters.
(n)  The Underwriters shall have received one or more negative assurance letters of Mayer Brown LLP, counsel for the Underwriters, addressed to the Underwriters.
(o)  The Underwriters shall have received copies of each opinion of counsel delivered to any rating agency, together with a letter addressed to the Underwriters, dated the Closing Date, to the effect that the Representatives and the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.
(p)  The Underwriters shall have received certificates dated the Closing Date of any one of the President, Chief Financial Officer, any Vice President, the Controller, the Treasurer or Assistant Treasurer of the Depositor and Verizon Wireless in which such officer shall state that: (A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation or warranty is true and correct in all respects), that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date in all material respects (except to the extent any such agreement or condition is already qualified by materiality, in which case such agreement or condition has been complied with or satisfied, as applicable, in all respects), (B) since the date of this Agreement there has not occurred (i) any material adverse change in the business, business prospects, properties, financial condition or results of operations of the Trust, the Depositor or Verizon Wireless or (ii) to the best of such officer’s knowledge, any development involving a prospective material adverse change in or affecting the Receivables or the servicing or origination business of Verizon Wireless, in each case except as disclosed to the Representatives in writing and (C) there are no actions, proceedings or investigations to which the Depositor or Verizon Wireless is a party or that are, to such party’s knowledge after due inquiry, threatened before any court, administrative agency or other tribunal having jurisdiction over Verizon Wireless or the Depositor, (i) asserting the invalidity of this Agreement, any Transaction Document or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (iii) which would reasonably be expected to have a Material Adverse Effect or (iv) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus or the Preliminary Prospectus under the heading “U.S. Tax Consequences.”
(q)  The Representatives shall have received evidence satisfactory to the Representatives and counsel to the Underwriters that, on or before the Closing Date, UCC-1 financing statements, have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of the Originators in the related Receivables, and the proceeds thereof to the Depositor pursuant to the Originator Receivables Transfer Agreement, (B) the transfer of the interest of the Master Trust in the related Receivables and the proceeds thereof to the Depositor pursuant to the Master Trust Receivables Transfer Agreement, (C) the

transfer of the interest of the Depositor in the Originator Receivables Transfer Agreement, the Master Trust Receivables Transfer Agreement, the Receivables and the proceeds thereof to the Trust pursuant to the Transfer and Servicing Agreement, and (D) the grant by the Trust to the Indenture Trustee under the Indenture of a security interest in the interest of the Trust in the Transfer and Servicing Agreement, the Receivables and the proceeds thereof.
(r)            The Class A-1a Notes shall have been rated at least AAA (sf) by S&P Global Ratings (“S&P”) and at least Aaa (sf) by Moody’s Investors Service, Inc. (“Moody’s”).  The Class A-1b Notes shall have been rated at least AAA (sf) by S&P and at least Aaa (sf) by Moody’s. The Class B Notes shall have been rated at least AA+ (sf) by S&P and at least Aa1 (sf) by Moody’s.  The Class C Notes shall have been rated at least A+ (sf) by S&P and at least Aa3 (sf) by Moody’s.
(s)            The Underwriters shall have received, from each of Verizon Wireless, Verizon, the Originators and the Depositor, a certificate executed by a secretary or assistant secretary thereof (or the equivalent) to which shall be attached certified copies of the: (i) formation and governing documents, (ii) applicable resolutions and (iii) designation of incumbency of each such entity. The Underwriters shall have received, from the Trust, a certified copy of the certificate of formation and an executed copy of the trust agreement evidencing formation of the trust.
(t)            The Representatives shall have received evidence of any required Lien releases to be filed or recorded (immediately following the Closing Date) with respect to the Permitted Liens affecting the Receivables from all applicable creditors of Verizon Wireless, in form and substance satisfactory to the Representatives and counsel to the Underwriters.
(u)            All representations and warranties made by or on behalf of Verizon Wireless and the Depositor in the Transaction Documents to which each is a party are true and correct in all material respects as of the Closing Date.
(v)            The Underwriters shall have received an opinion of Mayer Brown LLP, special counsel to the Cap Counterparty, addressed to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters, addressing the enforceability of the Cap Agreement.
(w)            The Representatives shall have received a certificate, dated the Closing Date, signed by an authorized officer or any Vice President of the Indenture Trustee, in which such officer shall state that the information contained in the Form T-1 for the Indenture Trustee is true and accurate as of its filing with the Commission.
The Depositor will provide or cause to be provided to the Underwriters conformed copies of such opinions, certificates, letters and documents as the Underwriters or counsel to the Underwriters reasonably request.
SECTION 8.      Termination.  This Agreement shall be subject to termination in the sole discretion of the Representatives by notice to the Depositor given on or prior to the Closing Date in the event that on or prior to the Closing Date, (a) trading in securities generally on the New

York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established by or on, as the case may be, the Commission or the New York Stock Exchange; (b) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities; (c) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe; (d) there shall have occurred (i) an outbreak or material escalation of hostilities between the United States and any foreign power, (ii) an outbreak or material escalation of any other insurrection or armed conflict involving the United States, (iii) the declaration of a national emergency by the United States, or (iv) any other calamity or crisis; or (e) any change in or affecting the Receivables or particularly the business or properties of the Trust, the Depositor or Verizon Wireless shall have occurred which, in the judgment of the Representatives, materially impairs the investment quality of the Notes and, in the sole judgment of the Representatives, the effect of any such circumstance described above makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended as of the date hereof.  Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party except for the liability of Verizon Wireless in relation to expenses as provided in Section 6 hereof, the indemnity provided in Section 9 hereof and any liability arising before or in relation to such termination.
SECTION 9.      Indemnification and Contribution.
(a)            The Depositor and Verizon Wireless shall, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and Affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (including, without limitation, any reasonable legal or other expenses incurred by any Underwriter in connection with defending or investigating such action or claim), joint or several, to which such Underwriter, director, officer, employee, agent, Affiliate or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)            any untrue statement or alleged untrue statement of any material fact contained in the Intex.cdi files relating to the Receivables, the Bloomberg Screen, the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto or any Form ABS-15G furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement (taken as a whole, together with the Time of Sale Information and the Prospectus), or
(ii)            with respect to the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto or any Form ABS-15G furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement (taken as a whole, together with the Time of Sale Information and the Prospectus), the omission or alleged omission to state a material fact required to be stated

therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Depositor and Verizon Wireless will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriters’ Information; provided, further, that the Depositor and Verizon Wireless shall not be liable to any Underwriter or any of the directors, officers, employees and agents and Affiliates of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any loss, claim, damage or liability that results from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus as then amended or supplemented, whichever is most recent, if the Depositor has previously furnished copies thereof to such Underwriter within a reasonable time period prior to such confirmation; provided, further, that the foregoing indemnity with respect to the Time of Sale Information or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of the person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Notes if such untrue statement or omission or alleged untrue statement or omission made in such Time of Sale Information or the Prospectus is eliminated or remedied in a Corrected Prospectus delivered to such Underwriter prior to the Time of Sale of such Notes to such person and a copy of the Corrected Prospectus shall not have been furnished to such person at or prior to such Time of Sale.  The indemnity provided for in this Section 9 shall be in addition to any liability which the Depositor and Verizon Wireless may otherwise have.
(b)            Each Underwriter shall, severally and not jointly, indemnify and hold harmless each of the Depositor and Verizon Wireless, each of their respective directors, officers, employees, agents and Affiliates and each person, if any, who controls the Depositor or Verizon Wireless within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities (including, without limitation, any reasonable legal or other expenses incurred by any of them in connection with defending or investigating such action or claim), joint or several, to which the Depositor, Verizon Wireless or any such director, officer, employee, agent, Affiliate or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or in any Underwriter Free Writing Prospectus, or (B) the omission or the alleged omission to state in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or in any Underwriter Free Writing Prospectus, a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, in each case to the extent, but (i) with respect to the Preliminary Prospectus and the Prospectus, only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information and (ii) with respect to any Underwriter Free Writing Prospectus, only to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from each Underwriter Free Writing Prospectus other than any statements in or omission from such Underwriter Free Writing Prospectus in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Depositor or Verizon Wireless expressly for use therein, (B) information accurately extracted from the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Depositor or Verizon Wireless to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus or (C) Issuer Information (except for information regarding the status of the subscriptions for the Notes).  Each Underwriter shall, severally and not jointly, reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(c)            In case any Proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 9, such person (for purposes of this paragraph (c), the “indemnified party”) shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the “indemnifying party”), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Representatives in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (iv) the indemnifying party has elected to assume the defense of such Proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified parties.  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.  No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)            In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Depositor and Verizon Wireless on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Notes (net of total fees, discounts and commissions received by the Underwriters (the “Spread”) and before deducting expenses) received by the Depositor and Verizon Wireless (including for such purpose, the value of the Certificates) bear to the Spread.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, Verizon Wireless or the Underwriters, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.  The Depositor, Verizon Wireless and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d).  Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to contribute hereunder any amount, in the aggregate, in excess of the amount by which the Spread received by such Underwriter in connection with the initial offering of such Notes exceeds the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute hereunder are several in proportion to their respective principal amount of Notes they have purchased hereunder, and not joint.  For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee, agent and Affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each director or partner, officer, employee, agent and Affiliate of the Depositor and Verizon Wireless, and each person, if any, who controls the Depositor and Verizon Wireless within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Depositor and Verizon Wireless.
SECTION 10.      Defaults by an Underwriter.  If any one or more Underwriter(s) fail(s) to purchase and pay for any of the class of Notes agreed to be purchased by such Underwriter(s) hereunder as set forth opposite the name of such Underwriter on Schedule I, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes of such class set forth opposite their names in Schedule I bears to the aggregate amount of Notes of such class set forth opposite the names of all the remaining Underwriter(s)) the Notes of such class that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate principal amount of Notes of such class that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of the class of Notes agreed to be purchased, such non-defaulting Underwriter(s) shall have the right to purchase all of the Notes of such class (in the respective proportions that the amount of the Notes of such class set forth opposite their names in Schedule I bears to the aggregate amount of Notes of such class set forth opposite the names of all of the remaining Underwriter(s)) but shall not be under any obligation to purchase any of the Notes of such class, and, if such non-defaulting Underwriter(s) does not purchase all of the remaining Notes of such class, each of the Depositor and Verizon Wireless shall have the right, within the succeeding 24 hours, to make arrangements satisfactory to the remaining Underwriter(s) for the purchase of such Notes, including by retaining such Notes for the Depositor’s, Verizon Wireless’ or an Affiliate’s own account or locating another Underwriter, satisfactory to the remaining Underwriter(s), to purchase such remaining Notes.  If such non-defaulting Underwriter(s) does not purchase all the Notes and either the Depositor or Verizon Wireless does not make arrangements satisfactory to the remaining Underwriter(s) for purchase of the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed  for such period, not exceeding seven days, as the remaining Underwriter(s), the Depositor and

Verizon Wireless shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Depositor, Verizon Wireless, their Affiliates and any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.
SECTION 11.      Obligations Solely Contractual in Nature.  Each of the Depositor and Verizon Wireless acknowledges and agrees that the Underwriters’ responsibility to the Depositor and Verizon Wireless is solely contractual in nature, that the Underwriters have acted at arms’ length and are not agents of the Depositor or Verizon Wireless, that the Underwriters shall owe the Depositor and Verizon Wireless only those duties and obligations set forth in this Agreement and none of the Underwriters or their Affiliates shall be acting in a fiduciary or advisory capacity, or otherwise owe any fiduciary or advisory duty, to the Depositor, Verizon Wireless or any other Person in connection with the offering of the Notes and the other transactions contemplated by this Agreement and that the Underwriters may have interests that differ from those of the Depositor or Verizon Wireless.  Each of the Depositor and Verizon Wireless waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from the alleged breach of a fiduciary duty in connection with the offering of the Notes.  Each of the Depositor and Verizon Wireless further agrees that it is not relying on any of the Underwriters for any legal, regulatory, tax, insurance or accounting advice in any jurisdiction and that the Depositor and Verizon Wireless will consult with its own advisors as to such matters.
SECTION 12.      Notices.  Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by mail or electronic transmission addressed to:
in the case of the Depositor:

Verizon ABS LLC
One Verizon Way
Basking Ridge, New Jersey 07920
Attention: Chief Financial Officer
E-mail: kee.chan.sin@verizon.com

in the case of Verizon Wireless:

Cellco Partnership d/b/a Verizon Wireless
One Verizon Way
Basking Ridge, New Jersey 07920
Attention: Vice President and Assistant Treasurer
E-mail: kee.chan.sin@verizon.com

in the case of the Representatives:
BofA Securities, Inc. One Bryant Park, Floor 11

New York, New York 10036
Attention: Carl Anderson
E-mail: carl.w.anderson@bofa.com

Mizuho Securities USA LLC
320 Park Avenue, 12th Floor
New York, New York 10022
Attention: Office of the General Counsel
E-mail: legalnotices@mizuhogroup.com

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Attention: Tricia Hazelwood
E-mail: Tricia.hazelwood@mufgsecurities.com

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Austin Vanassa
E-mail: austin.vanassa@wellsfargo.com

Any such notice shall take effect, in the case of mail, at the time of delivery and, in the case of electronic transmission, at the time of receipt.
SECTION 13.      The Representatives.  Each of the Representatives represents and warrants to the Depositor and Verizon Wireless that it is duly authorized to enter into this Agreement.  The Representatives shall act for the several Underwriters in connection with this transaction, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.  In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.
SECTION 14.      Miscellaneous.
(a)            Time shall be of the essence of this Agreement.
(b)            The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.
(c)            For purposes of this Agreement, each of “subsidiary” and “Affiliate” has the meaning set forth in Rule 405 under the Securities Act.
(d)            This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

(e)            This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Depositor, Verizon Wireless and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Depositor and Verizon Wireless contained in Section 9 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 9 hereof shall also be for the benefit of the directors of the Depositor and Verizon Wireless, the officers of the Depositor and Verizon Wireless and any person or persons who control the Depositor or Verizon Wireless within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  No purchaser of Notes from any Underwriter shall be deemed a successor because of such purchase.
(f)            The respective indemnities, agreements, representations, warranties, covenants and other statements of the Depositor and Verizon Wireless, its officers and the several Underwriters set forth in or made by or on behalf of them, respectively, pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation as to the results thereof and (ii) delivery of and payment for the Notes.  The respective indemnities, agreements, covenants and other statements set forth in Section 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.  If for any reason the purchase of the Notes by the Underwriters is not consummated, each of the Depositor and Verizon Wireless shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6.
SECTION 15.      Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 16.      Waiver of Trial by Jury.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 17.      Governing Law.
(a)            THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, AND ALL MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.
(b)            Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement in any of the aforesaid courts, that any such court lacks jurisdiction over such party.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
SECTION 18.      USA PATRIOT Act Notification.  The Depositor acknowledges that the Underwriters are required by U.S. Federal law to obtain, verify and record information that identifies each person or corporation who opens an account or enters into a business relationship with a financial institution to help fight the funding of terrorism and money laundering activities.
SECTION 19.      Recognition of the U.S. Special Resolution Regimes.
(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)            For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the

Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Depositor and Verizon Wireless.
Very truly yours,
VERIZON ABS LLC
By: /s/ Scott Krohn
Name: Scott Krohn
Title: President

CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS
By: /s/ Kee Chan Sin
Name:  Kee Chan Sin
Title:  Vice President and Assistant Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
BOFA SECURITIES, INC.,
on behalf of itself and as a Representative of the
several Underwriters
By: /s/  Christopher C. Jonas
Name:  Christopher C. Jonas
Title:  Director
MIZUHO SECURITIES USA LLC,
on behalf of itself and as a Representative of the
several Underwriters
By: /s/  Jeremy Ebrahim
Name: Jeremy Ebrahim
Title: Managing Director
MUFG SECURITIES AMERICAS INC.,
on behalf of itself and as a Representative of the
several Underwriters
By: /s/  Natsuki Kaijima
Name:  Natsuki Kajima
Title:  Director
WELLS FARGO SECURITIES, LLC,
on behalf of itself and as a Representative of the
several Underwriters
By: /s/ Austin Vanassa
Name:  Austin Vanassa
Title:  Managing Director

SCHEDULE I
Underwriter	Class A-1a Notes	Class A-1b Notes	Class B Notes	Class C Notes
BofA Securities, Inc.	$343,359,000	$25,900,000	$27,524,000	$21,280,000
Mizuho Securities USA LLC	$294,305,000	$22,200,000	$23,592,000	$18,240,000
MUFG Securities Americas Inc.	$294,305,000	$22,200,000	$23,592,000	$18,240,000
Wells Fargo Securities, LLC	$294,305,000	$22,200,000	$23,592,000	$18,240,000
Santander Investment Securities Inc.	$33,142,000	$2,500,000	$0	$0
SG Americas Securities, LLC	$33,142,000	$2,500,000	$0	$0
TD Securities (USA) LLC	$33,142,000	$2,500,000	$0	$0
Total	$1,325,700,000	$100,000,000	$98,300,000	$76,000,000
Sch. I-1

SCHEDULE II
Security	Original Principal Balance $	Price %	Price $
Class A-1a Notes	$1,325,700,000	99.73829%	$1,322,230,510.53
Class A-1b Notes	$100,000,000	99.75000%	$99,750,000.00
Class B Notes	$98,300,000	99.62927%	$97,935,572.41
Class C Notes	$76,000,000	99.53133%	$75,643,810.80
Sch. II-1

ANNEX A
REPRESENTATIONS AND AGREEMENTS OF THE UNDERWRITERS
(a)            Each Underwriter represents and warrants that:
(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor; and
(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
(b)            Each Underwriter represents and warrants that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision:
(i)            the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended); and
(ii)            the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

Anx. A-1